SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2006

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Annual Salaries and Equity Compensation for Named Executive Officers

The Board of Directors of the Registrant established the annual salaries and monthly stock option allowances for 2006 for the Registrant’s Named Executive Officers as follows:

NAME AND POSITION	ANNUAL SALARY	MONTHLY STOCK OPTION ALLOWANCE
Reed Hastings, Chief Executive Officer and Chairman of the Board	$500,000	$83,333
Barry McCarthy, Chief Financial Officer	$500,000	$58,333
Thomas R. Dillon, Chief Operations Officer	$807,500	$3,542
Leslie J. Kilgore, Chief Marketing Officer	$650,000	$45,833

The number of stock options to be granted monthly shall be determined by the following formula: the grantee’s stock option allowance / ([Fair Market Value on the date of grant] * 0.25). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the Fair Market Value (as defined in the Registrant’s 2002 Stock Plan) on the date of grant. The options will be subject to the terms and conditions of the 2002 Stock Plan and will be administered on a non-discretionary basis by the Stock Option Committee of the Registrant’s Board of Directors, provided that only the Board may change the amount or terms of future grants. Registrant does not currently provide a program of performance bonuses for its Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: January 5, 2006

/s/ Barry McCarthy
Barry McCarthy
Chief Financial Officer